Exhibit 99.1

TO BE DISTRIBUTED MAY 12, 2008 FOR IMMEDIATE RELEASE

Complete Energy to Merge with GSC Acquisition in $1.3 Billion Transaction

- Company Poised to Benefit from Supply / Demand Imbalances in Power Industry -

Houston, TX and New York, NY – May 12, 2008 – Complete Energy Holdings, LLC (“Complete Energy” or the “Company”) and GSC Acquisition Company (“GSCAC”) (AMEX: GGA) announced today that they have signed a definitive agreement to merge GSCAC with Complete Energy, an independent power producer.  GSCAC is a special purpose acquisition company that went public in June, 2007.  The transaction values the Company at $1.3 billion and among other things will provide Complete Energy with access to the public capital markets.

Complete Energy owns and operates two natural gas-fired combined cycle power generation facilities.  The 1,022 MW La Paloma generating facility (“La Paloma”), located 110 miles northwest of Los Angeles, serves energy-constrained California.  The 837 MW Batesville generating facility (“Batesville”), located in northern Mississippi, serves the Southeast region of the U.S.  The transaction values the La Paloma plant at $900 million ($881 per kW) and the Batesville plant at $400 million ($478 per kW) on a cash-free, debt-free basis.

“This is an exciting time to invest in the power industry.  We expect strong growth in demand for electricity in the U.S., combined with the lack of significant investment in generation in recent years, to create opportunities for increased value,” said Hugh Tarpley, co-founder of Complete Energy who will continue to lead the company as CEO.  “Our assets are strategically located, highly efficient and have the potential for expansion.”

“As part of a public company, Complete Energy will have access to capital that will enable us to accelerate our growth strategy by pursuing acquisitions and expansion opportunities.  We are pleased to be partnering with GSCAC, a group of experienced investment professionals with a proven track record, and to have the continued support of The TCW Group (“TCW”), which will remain a significant investor in our company,” said Tarpley.

“Complete Energy has strong and stable cash flow and a high quality management team,” said Matthew Kaufman, president of GSCAC.  “Furthermore, this deal has the characteristics we believe are essential for a successful SPAC transaction:  a company that will benefit from access to public capital as an engine for growth; an all-equity deal that aligns the interests of management and other current Complete Energy owners and stakeholders with those of GSCAC’s shareholders; and a compelling opportunity to own a focused asset play in the independent power producer sector, which is poised for significant growth.”

“We were impressed with the quality of the Complete Energy power generation assets and are excited about the current market dynamics in both California and the Southeast, as well as the significant opportunity that this portfolio provides for both brownfield expansion and acquisitions,” said Kaufman.

Under the terms of the transaction agreements, GSCAC is expected to issue approximately $440 million of new equity to Complete Energy’s current owners and to other holders of debt and equity of Complete Energy subsidiaries, assume approximately $627 million of net project-level debt, and retire other debt and pay transaction expenses of approximately $183 million, and a GSCAC subsidiary will also issue a $50 million mezzanine note.  The terms also provide for the issuance of five million additional GSCAC shares to the current owners and stakeholders of Complete Energy and its subsidiaries if GSCAC’s stock price reaches $14.50, and five million additional shares if GSCAC’s stock price reaches $15.50 per share within five years; Complete Energy management will receive approximately 36% of these contingent shares.

As a result of these transactions, investment funds affiliated with TCW are expected to become GSCAC’s largest shareholders, with approximately 19% ownership; GSCAC’s existing shareholders are expected to collectively own approximately 42% of GSCAC; and the current owners of Complete Energy are expected to own approximately 10% of GSCAC, in each case on a fully-diluted basis and assuming that all of the current minority interest owners in Complete Energy's subsidiaries participate in the transaction.

Post merger, Complete Energy will continue to be led by Hugh Tarpley and Lori Cuervo, industry veterans and founders of the Company.  Tarpley and Cuervo have more than 45 combined years of experience managing and growing large power generation companies.  Cuervo will serve as the Company’s president and chief operating officer.

The transaction is subject to a shareholder vote which requires that a majority of GSCAC’s public stockholders, attending the meeting in person or by proxy, vote in favor of the transaction and not more than 20% of the shares (minus one share) held by public stockholders vote against the transaction and exercise their rights to have their shares converted into cash. The transaction is also subject to other customary closing conditions, including regulatory approvals and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

La Paloma Generating Facility
La Paloma is a 1,022 MW gas-fired, four-unit combined-cycle facility located near Bakersfield, California, approximately 110 miles northwest of Los Angeles.  The facility is one of the most efficient fossil-fired generation assets in California and is geographically positioned to serve both northern and southern California.  Key growth factors include:

▪	Generation supply is lagging strong demand growth in California, which is near minimum required reserve margins due to strong load growth and limited new build activity.
▪	Power revenues must increase substantially in order to stimulate the construction of new generating assets.
▪	Long lead time (3-5 years) for development is likely to keep the region constrained for the foreseeable future.

Batesville Generating Facility

Batesville is an 837 MW gas-fired, three-unit combined cycle facility located in northern Mississippi, 60 miles south of Memphis, Tennessee.  Batesville is strategically located within the growing Southeastern Electric Reliability Council (“SERC”) region with transmission interconnections with Entergy Corporation and the Tennessee Valley Authority.  All of the facility’s output is currently sold under long-term power purchase agreements with J. Aron & Company and the South Mississippi Electric Power Association, providing long-term and visible future cash flows.  Key growth factors include:

▪	Improving supply/demand balance supported by load growth as a result of above-average population and economic growth in the southeastern U.S.
▪	SERC is dominated by aging coal-fired generation nearing design life limits and exposed to potential carbon legislation.
▪	Attractive long-term contracts provide strong and stable cash flows.

Additional information about the transaction as well as Complete Energy’s operations and historical financial information will be contained in an investor presentation that will be made public and filed by GSCAC with the Securities and Exchange Commission today.

Conference Call
Complete Energy and GSCAC will host a conference call on Monday, May 12, 2008 at 10 a.m. Eastern Time (ET) to discuss the transaction.  The call will be open to the public.  All interested parties should dial 888-562-3356 (within the U.S.) or 973-582-2700 (outside the U.S.) 10 to 15 minutes prior to the scheduled start of the call.  For those unable to listen to the live broadcast, a replay will be available by dialing 800-642-1687 (within the U.S.) or 706-645-9291 (outside the U.S.) approximately two hours after the event. The conference ID is 47024252. Participants can also access the teleconference via webcast available at www.complete-energy.com or at www.GSCAC.com.

UBS Investment Bank and Citi are serving as financial advisors to GSCAC, and J.P. Morgan Securities Inc. is serving as financial advisor to Complete Energy.  Duff & Phelps (NYSE: DUF) provided a fairness opinion to the GSCAC Board. Legal counsel to GSCAC is Davis Polk & Wardwell, legal counsel to Complete Energy is Vinson & Elkins L.L.P., and legal counsel to TCW is O’Melveny & Myers LLP.

ABOUT COMPLETE ENERGY

Complete Energy is an independent power generating company established in January 2004 to acquire, own and operate merchant and contracted electric generating facilities in key U.S. markets.  For more information, visit www.complete-energy.com.

ABOUT GSC ACQUISITION COMPANY

GSC Acquisition Company is a special purpose acquisition company formed for the purpose of acquiring one or more businesses or assets.  GSCAC completed its initial public offering in June, 2007 and trades on the AMEX under the ticker “GGA”.  GSCAC seeks to capitalize on the significant investing experience and contacts of its manager GSC Group, which has approximately $22 billion in assets under management and has invested $1.7 billion in 37 control or shared-control situations since 1999.  For more information, visit www.GSCAC.com.

ABOUT THE TCW GROUP

Founded in 1971, The TCW Group develops and manages a broad range of innovative, value-added investment products that strive to enhance and protect clients’ wealth. The firm has approximately $130 billion in assets under management. TCW clients include many of the largest corporate and public pension plans, financial institutions, endowments and foundations in the U.S., as well as a substantial number of foreign investors and high net worth individuals. TCW is a subsidiary of Société Générale Asset Management, which has approximately $500 billion under management.

TCW's Energy & Infrastructure Group is one of the leading providers of institutional capital to the energy sector globally with assets under management of approximately $7 billion and capital invested in more than 200 energy projects and companies in 26 countries. The Group has a 26-year track record in the industry and operates from offices in Los Angeles, Houston, New York, London and Sydney.

FORWARD LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GSCAC and/or Complete Energy to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Complete Energy, whether the transaction will be approved by GSCAC’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, competitive, legal, governmental and technological factors.  There is no assurance that GSCAC’s or Complete Energy's expectations will be realized.  If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE PROPOSED MERGER TO BE FILED WITH THE S.E.C. AND WHERE TO FIND IT

This communication is being made with respect to a proposed merger and related transactions involving GSCAC and Complete Energy.  In connection with these proposed transactions, GSCAC intends to file with the Securities Exchange Commission (“SEC”) a preliminary proxy statement and to mail a definitive proxy statement and other relevant documents to GSCAC’s stockholders.  The information contained in this communication is not complete and may be changed.  Before making any voting or investment decisions, GSCAC’s stockholders and other interested persons are urged to read, when it becomes available, GSCAC’s preliminary proxy statement, and any amendments thereto, and the definitive proxy statement in connection with GSCAC’s solicitation of proxies for the special meeting to be held to approve the merger and any other relevant documents filed with the SEC because they will contain important information about Complete Energy, GSCAC and the proposed transactions.  The definitive proxy statement will be mailed to GSCAC stockholders as of a record date to be established for voting on the proposed merger.  Stockholders and other interested persons will also be able to obtain a copy of the preliminary and definitive proxy statements once they are available, without charge, at the SEC’s web site at http://www.sec.gov or by directing a request to:  GSC Acquisition Company, 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932, Facsimile: (212) 884-6184.

PARTICIPANTS IN THE SOLICITATION

GSCAC and its directors and officers may be deemed to be participants in the solicitation of proxies to GSCAC’s stockholders in connection with the merger.  A list of the names of those directors and officers and a description of their interests in GSCAC is contained in GSCAC’s annual report on Form 10-K for the fiscal year ended December 31, 2007, which is filed with the SEC, and will also be contained in GSCAC’s proxy statement when it becomes available.  GSCAC’s stockholders may obtain additional information about the direct and indirect interests of the participants in the acquisition, by security holdings or otherwise, by reading GSCAC’s proxy statement and other materials to be filed with the SEC when such information becomes available.

Nothing in this communication should be construed as, or is intended to be, a solicitation for or an offer to provide investment advisory services.

Contacts:
Josh Hochberg
Sloane & Company
212-486-9500

Rhonda Hollier
Complete Energy

713-600-2030